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                                                                    EXHIBIT 23.1
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                              ACCOUNTANTS' CONSENT
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To the Stockholders and
   Board of Directors of AlphaCom, Inc. and Subsidiary and Affiliate:


We consent to the inclusion of our report dated December 13, 1999 with respect to the consolidated combined balance sheets of AlphaCom, Inc. and Subsidiary and Affiliate as of December 31, 1998 and 1997 and the related consolidated combined statements of operations, changes in stockholders' deficit and cash flows for the years then ended included herein and to the reference to our firm under the heading "Experts" included in the Registration Statement (Form SB-2/A) and the related prospectus of AlphaCom, Inc.




                                                 SPECTOR & SAULINO, CPAs, L.L.C.


Akron, Ohio
January   , 2000